EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby  consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127626, 333-127750, 333-127631 and 333-136662) of ACCO Brands Corporation of our report dated February 29, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appear in this Form 10-K.  We also consent to the reference to us under the heading “Selected Historical Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 29, 2008